THE BOMBAY COMPANY, INC.

                      AMENDED AND RESTATED CHARTER OF THE
                          AUDIT AND FINANCE COMMITTEE
                           OF THE BOARD OF DIRECTORS


I.    PURPOSE

This Charter (the "Charter") shall define and govern the operations of the Audit and Finance Committee (the "Committee") of the Board of Directors (the "Board") of The Bombay Company, Inc., a Delaware corporation (the "Company"). The purpose of this Charter is to guide the Committee in its efforts to assist the Board with its oversight in the following areas:

      *     Monitoring the integrity of the Company's financial statements.

      * Monitoring the qualifications, independence and performance of the Company's independent auditors.

      * Monitoring the Company's compliance with legal and regulatory requirements.

      *     Overseeing   the   performance  of  the  Company's  internal  audit
            function.

      * Providing oversight of significant matters relating to financing of the Company's operations.

The Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and, for this purpose, to retain on behalf of the Committee outside counsel or other experts.

II.   COMPOSITION

The Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC") and New York Stock Exchange ("NYSE") listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Committee shall in the judgment of the Board of Directors be a financial expert in accordance with the rules and regulations of the SEC and at least one member (who may also serve as the financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the NYSE listing standards.

Members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until their successors are duly elected and qualified. If a member is unable to serve a full term, the Board shall elect a replacement. The Board shall appoint one of the members of the Committee to be Committee Chairperson.

III.  MEETINGS

The Committee shall meet at least four times annually, and more frequently as circumstances dictate. Such meetings and communications shall be either in person or by conference telephone call. Minutes shall be prepared for each meeting of the Committee, which minutes shall be submitted to the Committee for approval at a later meeting and then submitted to the Board. The minutes of all meetings of the Committee shall be sent to the Secretary of the Company for filing. The Committee shall meet regularly in executive session without management present. In addition, the Committee shall periodically meet with management, internal auditors and outside auditors to oversee and review their respective performance.

IV.   ACCOUNTABILITY

The independent auditors shall be ultimately accountable to the Committee and the Board. The Committee and the Board shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

V.    RESPONSIBILITIES

The responsibilities of the Committee are set forth below. Management is responsible for preparing the Company's financial statements and implementing internal controls. The independent auditors are responsible for auditing the financial statements and assessing the effectiveness of the internal controls where they deem necessary as part of the audit process. The Committee's job is one of oversight, and the review of the financial statements by the Committee is not of the same quality as the audit performed by the independent auditors. The Committee is not responsible for providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work because management and the independent auditors spend more time preparing and auditing the Company's financial statements.

To fulfill its responsibilities, the Committee shall:

      1. Appoint the independent auditors for the purpose of preparing or issuing an audit report or to perform related work and set their compensation.

      2. Pre-approve all audit and permitted non-audit services to be performed by the independent auditors; or delegate the authority to pre-approve such services to one or more members of the Committee, who shall report any decision to pre-approve any services to the full Committee at its regularly scheduled meetings.

      3. Report the pre-approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

      4. Review with the independent auditors for the Company, the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate.

      5.    Receive and review a report by the  independent auditors describing
            (i) the independent auditors' internal  quality control procedures;
            (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) in an effort to assess the auditors' independence, all relationships between the auditors and the Company.


                  6.    Review with the independent auditors and management:

                        (a) proposed regulatory and accounting pronouncements and their potential effects on the financial statements; and

                        (b)   any    correspondence    with    regulators    or
                  governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

      7. Review with the independent auditors any questions, comments or suggestions they may have relating to the internal controls,
            accounting   practices  or  procedures  of  the  Company   or   its
            subsidiaries, and any audit problems or difficulties and management's response.

            8.    Following completion of work on  the  annual  audit,  discuss with the independent auditors any weaknesses disclosed in the normal course of the audit relating to internal controls, accounting practices or procedures of the Company or its subsidiaries. Discuss with the independent auditors and management the adequacy and effectiveness of the Company's systems of internal controls regarding finance and accounting.

            9. Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

     10. In accordance with Statement on Auditing Standards No. 71, and considering Statement on Auditing Standards No. 61, as amended ("SAS No. 61") as it relates to interim financial information, review and discuss the Company's quarterly operating results with management and the independent auditors (i) the Company's quarterly financial results prior to the release of earnings and (ii) the Company's Quarterly Reports on Form 10-Q prior to the filing of such reports with the SEC. The review and discussion shall occur prior to the release of the Company's operating results, which shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q with the SEC. The Chairperson of the Committee may represent the entire Committee for purposes of this review.

     11.    Prior  to  distribution,  review  and  discuss  the  annual audited financial statements of the Company, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors, with specific attention to those matters required to be discussed by SAS No. 61.

     12. Based on the review and discussions described above, determine whether to recommend to the Board that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

     13. Review and discuss with the independent auditors their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting. Management may be included in these discussions at the discretion of the Committee.

     14. Review and discuss with the independent auditors and management the extent to which changes in financial or accounting practices, as approved by the Committee, have been implemented, and plans for future implementation.

     15. Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies and discuss Company policies with respect to risk assessment and risk management.

     16. Receive the written disclosures and the letter required by Independence Standards Board Standard No. 1 from the independent auditors and discuss with them the disclosures, the letter and their independence. Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors. Consider, as referenced in the SEC's rules relating to proxy statement disclosure, whether the provision of non-audit services by the independent auditors is compatible with maintaining the independent auditors' independence. Recommend, if appropriate, that the Board take appropriate action in response to the independent auditors' written disclosures to satisfy itself of the independent auditors' independence.

     17. Review the effectiveness of the internal audit function, including the annual plan, activities and organizational structure of the function. Review the results of the audits performed. Review and concur in the appointment, replacement, reassignment or dismissal of the director of the internal audit function.

     18. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     19. Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

     20. Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Company's outside auditors.

     21. Confirm, at least annually, that the members of the Committee continue to meet all NYSE requirements for independence.

     22. Confirm that the Company has made to the NYSE all required affirmations regarding (i) the independence, financial literacy and accounting or related financial management expertise of the members of the Committee and (ii) the annual review and reassessment of this Charter.

     23. Review the Company's cash management program, including investment guidelines and management's strategy related to the investment of the Company's cash.
     24. Review and approve the Company's Capital Expenditure policy, including any proposed expenditure exceeding the guidelines approved in the annual business plan.

     25. Review the terms and conditions of all proposed credit arrangements, equity offerings, stock distributions, stock splits, stock repurchases and other finance matters prior to presentation to the Board for approval.

     26. Review compliance with the Company's policies on leasing, disposal of fixed assets and consultant engagements.

     27. Ensure the rotation of the lead partner every five years and other audit partners every seven years and consider whether there should be regular rotation of the audit firm itself.

     28. Set clear hiring policies for employees or former employees of the independent auditors.

     29.    Obtain  the advice and assistance, as appropriate,  of  independent
            counsel  and   other   advisors   as   necessary   to  fulfill  the
            responsibilities of the Committee.

     30. Report regularly to the Board of Directors as to the Committee's accomplishments of its purposes and responsibilities and prepare a Committee report as required by the SEC to be included in the Company's annual proxy statement.

     31.    Review   and   assess   the  adequacy  of  this  Charter  annually,
            recommending appropriate changes for Board approval.

     32.    Conduct an annual performance evaluation of the Committee.








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